                                   EXHIBIT 24

                                POWER OF ATTORNEY


         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints ADAM LINTER as his true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, to sign Tomorrow's Morning, Inc.'s Annual Report on Form 10- KSB for the year ended June 30, 1999 and any and all amendments thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person and hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         SIGNATURE                                             TITLE                       DATE
         ---------                                             -----                       ----

        James R. Rosbe                                        Director                 April 21, 2000
---------------------------------------
     JAMES R. ROSBE



        Rick Nicita                                           Director                 April 20, 2000
---------------------------------------
     RICK NICITA



        Alan G. Dunn                                          Director                 April 21, 2000
------------------------------------
     ALAN G. DUNN
